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                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" and to the use of our report dated July 13, 1998, with respect to the financial statements of the Tower Operations of MobileMedia Communications, Inc. and Subsidiaries included in Amendment No. 3 to the Registration Statement (Form S-11 No. 333-59297) and related Prospectus of Pinnacle Holdings Inc. for the registration of 11,739,310 shares of its common stock.

                                                   /s/ Ernst & Young LLP
                                          -------------------------------------
                                                     ERNST & YOUNG LLP

MetroPark, New Jersey
August 13, 1998